EXHIBIT 99.1


Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  336-584-5171


FOR IMMEDIATE RELEASE

Contact:     336-436-4855
Pamela Sherry
Investor@labcorp.com

Shareholder Direct:     800-LAB-0401
www.labcorp.com

LABORATORY CORPORATION OF AMERICA-REGISTERED TRADEMARK-
ANNOUNCES 2004 FIRST QUARTER RESULTS

EPS Increases 19.6 Percent to $0.61, EBITDA Margin Hits 25.4 Percent of Net Sales, Operating Cash Flow Grows 9.3 Percent to $147.6 Million

Burlington, NC, April 22, 2004 - Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-) (NYSE: LH) today announced results for the quarter ended March 31, 2004. Net earnings increased 18.1 percent to $87.3 million, compared to first quarter 2003 net earnings of $73.9 million. Earnings per diluted share increased 19.6 percent to $0.61 per diluted share, versus $0.51 per diluted share in the first quarter of 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $191.1 million for the quarter, or 25.4 percent of net sales, compared to $165.7 million, or 23.3 percent of net sales, for the same period in 2003.

Revenues for the quarter were $752.5 million, an increase of 5.7 percent compared to the same period in 2003. Compared to the first quarter of 2003, testing volume, measured by accessions, increased approximately 5.7 percent, and price was unchanged.

During the quarter, the Company repurchased approximately $67 million of stock under its $250 million stock repurchase program, representing approximately 1.7 million shares. Operating cash flow increased 9.3 percent to $147.6 million, and the cash balance at the end of the quarter was $169.0 million.

"Our substantial accomplishments this quarter once again underscore the fundamental value of our strategic plan to consistently drive solid revenue growth, strong margins, high cash flow generation and long-term growth opportunities through scientific leadership," said Thomas P. Mac Mahon, chairman and chief executive officer. "LabCorp is well-positioned to continue delivering solid financial performance as we execute our strategy to strengthen our core testing business and lead the industry in expanding our higher-growth, higher-value esoteric and genomic testing businesses."

The Company today is filing an 8-K that will include additional information on its business and operations, including financial guidance for 2004. This information will also be available on the Company's Web site. Analysts and investors are directed to this 8-K and the Web site to review this supplemental information.

A live broadcast of LabCorp's quarterly conference call on April 22, 2004 will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:30 a.m. Eastern Time, with an online rebroadcast continuing through May 22, 2004. The live call at 9:30 a.m. is also available in a listen-only mode by dialing 415-908-6256. A telephone replay of the call will be available through April 29, 2004 and can be heard by dialing 800-633-8284 (402-977-9140 for international callers). The access code for the replay is 211-88-052.

Laboratory Corporation of America-Registered Trademark- Holdings is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $2.9 billion in 2003, over 23,000 employees nationwide, and more than 220,000 clients, LabCorp offers over 4,400 clinical assays ranging from blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; and DIANON Systems, Inc. based in Stratford, CT. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our growing organization, visit our Web site at: www.labcorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's
Form 10-K for the year ended December 31, 2003, and subsequent SEC filings.



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LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Statements of Operations
(in millions, except per share data)

                                            Three Months Ended
                                                 March 31,
                                                (unaudited)
                                           --------------------
                                             2004         2003
                                            ------       ------

Net sales                                 $  752.5     $  712.2
Cost of sales                                434.9        415.7
Selling, general and administrative          163.0        163.3
Amortization of intangibles and
   other assets                               10.3          8.5
                                           -------      -------
Operating income                             144.3        124.7
                                           -------      -------
Other income (expense)                        (0.1)        (0.1)
Investment income                              0.5          2.3
Interest expense                              (9.3)       (11.4)
Income from equity investments                12.6          9.8
                                           -------      -------
Earnings before income taxes                 148.0        125.3
Provision for income taxes                    60.7         51.4
                                           -------      -------
Net earnings                              $   87.3     $   73.9
                                           =======      =======

Diluted earnings per common share:
---------------------------------
Net earnings                              $   0.61     $   0.51
                                           -------      -------

Weighted average shares outstanding          143.4        146.4
                                           -------      -------
EBITDA                                    $  191.1    $   165.7
                                           -------      -------



LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Balance Sheets
(in millions, except per share data)

                                 (Unaudited)
                                   March 31,          December 31,
                                    2004                   2003
                              ------------------     --------------
Cash and cash equivalents        $   169.0              $   123.0
Accounts receivable, net             451.5                  432.5
Property, plant & equipment          356.9                  361.3
Intangible assets, net             1,846.9                1,857.3
Investments in equity affiliates     504.2                  505.3
Other assets                         150.8                  135.5
                                  --------               --------
                                 $ 3,479.3              $ 3,414.9
                                  ========               ========

Total bank debt                  $     2.6              $     2.8
Zero coupon-subordinated notes       525.8                  523.2
5 1/2% senior note                   353.7                  353.8
Other liabilities                    667.3                  639.2
Shareholders' equity               1,929.9                1,895.9
                                  --------               --------
                                 $ 3,479.3              $ 3,414.9
                                  ========               ========

Notes to Financial Tables
-------------------------

1) EBITDA represents earnings before interest, income taxes, depreciation, amortization, and nonrecurring charges, and includes the Company's proportional share of the underlying EBITDA of the income from equity investments. The Company uses EBITDA extensively as an internal management performance measure and believes it is a useful, and commonly used measure of financial performance in addition to earnings before taxes and other profitability measurements under generally accepted accounting principles
   ("GAAP"). EBITDA is not a measure of financial performance under GAAP. It should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles earnings before income taxes, representing the most comparable measure under GAAP, to EBITDA for the three-month periods ended March 31, 2004 and 2003.









                               Three Months Ended
                                    March 31,
                                2004        2003
                               ------------------
Earnings before income taxes   $ 148.0   $ 125.3
Add (subtract):
  Interest expense                 9.3      11.4
  Investment income               (0.5)     (2.3)
  Other (income) expense, net      0.1       0.1
  Depreciation                    23.0      21.9
  Amortization                    10.3       8.5
  Equity investments'
    depreciation and
    amortization                   0.9       0.8
                                ------    ------
  EBITDA                       $ 191.1   $ 165.7
                                ======    ======